UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

Table Trac, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-288383	88-0336568
(State of Incorporation)	(Commission file number)	(IRS Employer Identification Number)

6101 Baker Road, Suite 206,
Minnetonka, Minnesota 55345
(Address of principal executive offices) (Zip Code)

(952) 548-8877
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2016, the Board of Directors of Table Trac, Inc. (the “Company”) amended the bylaws of the Company (the “Bylaws”). The amendment was adopted to ensure that the Company’s shareholders provide information required by gaming authorities to ensure that the Company is able to acquire and maintain gaming licenses necessary to expand and operate its business.

The amendment requires beneficial owners of more than five percent of the Company’s capital stock to provide certain required information to gaming authorities in order for the Company to secure gaming licenses and other needed approvals. The amendment provides procedures by which the Company may, upon thirty days’ notice, repurchase the capital stock of any beneficial owner that fails to provide such information for a repurchase price of 75% of the Fair Market Value of such shares (as determined in the amendment). The repurchase price may be paid in cash, debt or equity securities of the Company. If the beneficial owner who has received notice of a planned repurchase by the Company sells the shares subject to the Company’s repurchase right prior to the repurchase date, the repurchase will not occur.

The foregoing description of the amendments to our bylaws is qualified in its entirety by reference to the amendment to the Bylaws, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

3.1	Amendment No. 1 to Bylaws dated March 9, 2016 (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABLE TRAC, INC.:
(Registrant)

By:	/s/ Brian Hinchley
Brian Hinchley, Chief Executive Officer

Dated: March 15, 2016

EXHIBIT INDEX

3.1	Amendment No. 1 to Bylaws dated March 9, 2016